SECOND AMENDMENT OF
FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

THIS SECOND AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 27 day of February, 2014 among FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender") and CARDINAL ETHANOL, LLC, an Indiana limited liability company ("Borrower"). This Amendment amends that certain First Amended and Restated Construction Loan Agreement dated June 10, 2013 between Lender and Borrower (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Lender extended the Loans described in the Loan. Agreement to Borrower including the Declining Revolving Credit Loan, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of First Amended and Restated Construction Loan Agreement dated October 8, 2013, the date on which the Declining Revolving Credit Loan began to revolve was amended from April 8, 2014 to October 8, 2013, the Maximum Availability of the Declining Revolving Credit Loan was modified and.the Loan Agreement was otherwise modified as provided for therein; and

WHEREAS, the parties desire to fix the Maximum Availability of the Declining Revolving Credit Loan at $5,000,000, delete the Reduction Dates applicable to the Declining Revolving Credit Loan, delete the Fixed Charge Coverage Ratio covenant, delete the distribution covenant, extend the Termination Date of the Revolving Credit Loan to February 28, 2015 and otherwise amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the Loan Agreement set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment.

2.The fourth Recital to the Loan Agreement is hereby amended by deleting the reference to $28,889,410.44 as the amount of the Declining' Revolving Credit Loan and inserting in lieu thereof $5,000,000.00.

3.    Section 2.01(a)(ii) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(ii)    Declining Revolving Credit Loans. Lender agrees, subject to the terms and conditions of this Agreement, to make revolving credit loans (each, a "Declining Revolving Credit Loan" and collectively, the "Declining Revolving Credit Loans") to the Borrower from time to time from until the Business Day iMmediately preceding the Termination Date applicable to the Declining Revolving Credit Loan up to a maximum principal amount at any time outstanding equal to Lender's Declining Revolving Credit Commitment at such time. However, Lender shall not be obligated to make a Declining Revolving Credit Loan if the aggregate amount of all Declining Revolving Credit Loans then outstanding exceeds, or would exceed if the requested Declining Revolving Credit Loan were to be made, (1) the Declining Revolving Credit Commitment or (2) any Default or Event of Default exists or would result from the making of such Declining Revolving. Credit Loan. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and re,borrow under the Declining Revolving Credit Loan.

4.    The defined terms "Maximum Availability" and "Reduction Date". are hereby deleted from the Loan Agreement.

5.    Section 2.04(b) of the Loan agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b)    Declining Revolving Credit Loan.

(i)Accrued interest on the outstanding principal balance of each Declining Revolving Credit Loan is due and payable on the first (1st) calendar day of each month until the Termination Date applicable to the Declining Revolving Credit Loan when all nailed but unpaid interest on each Declining Revolving Credit Loan is due and payable in full.

(ii)The outstanding prin6pal balance of the Declining Revolving Credit Loans is due and payable in full on the Termination Date applicable to the Declining Revolving Credit Loan.

6.    Section 2.07(b) of the Loan Agreement is hereby deleted in its entirety.

7.    To further evidence the modifications made to the Declining Revolving Credit Loan in this Amendment, Borrower will execute in favor of and deliver to Lender a First Amended and Restated Declining Revolving Credit Note, The definition of the term "Declining Revolving Credit Note" in the Loan Agreement is hereby amended to refer to and mean such First Amended and Restated Declining Revolving Credit Note.

8.    Exhibit, of. the Loan Agreement referencing the Commitments is hereby deleted in its entirety and the Exhibit :A attached to this Amendment is inserted in lieu thereof.

9.    The defined term "Termination Date" in Sectio6 1.0Iof the Loan Agreement is hereby amended by deleting the reference to June 11,2014 as the Termination Date of the Revolving Credit Loan and inserting lieu. thereof February 28, 2015.

10.    Section 2.09 of the Loan Agreement regarding the payment of Excess Cash Flow is hereby deleted in its entirety and Borrower shall no longer be obligated to pay Excess Cash Flow.

11.    Section 2.10 of the Loan Agreement providing for an annual servicing fee is hereby deleted in its entirety and such annual servicing fee shall hereafter not be charged to Borrower.

12.    The defined term "Fixed Charge Coverage Ratio" in Section 1.01 of the Loan Agreement is hereby deleted.

13.    Section 4.09 of the Loan Agreement entitled Fixed Charge Coverage Ratio is hereby deleted in its entirety.

14.    Section 4,10 of the Loan Agreement is hereby amended by deleting the reference to $4,000,000 as the maximum aggregate amount of capital expenditures in any fiscal year and inserting in lieu thereof S5 000,000.

15.    Exhibit .D of the Loan Agreement containing the Compliance Certificate form is hereby deleted in its entirety and the Exhibit D attached to this Amendment is inserted in lieu thereof.

16.    Section 4.14 of the LoAn Agreement is hereby deleted in its entirety.

17.    The defined terms "Permitted Distributions" and "Tax Distributions" in. Section 1.01 of the Loan.Agreement are hereby deleted.

18.    Section 6.01(c) of the Loan Agreement is hereby amended by deleting the references to Sections 4.09 and 4.14.

19.    Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified; affirmed and certified by Borrower and Lender. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan

Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and. correct as of such specific date), and as if each reference in the Loan Agreement to "this Agreement" included references to this Amendment. Borrower represents, warrants and confirms to the Lender that no Default or Events of Default is now existing under the Loan Documents and that no event or condition exists which would, constitute a Default or an Event of Default under the. Loan Agreement or any other Loan Document. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger a Default or an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

20.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

21.     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Lean Agreement to "this Agreement", "hereunder", "hereof" or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement", "thereunder", "thereof'" or words or phrases of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, a national
banking association

By: /s/ Blake Suing
Title: Loan Officer

CARDINAL ETHANOL, LLC an Indiana limited
liability company

By: /s/ William Dartt
Title: CFO

Exhibit A

COMMITMENTS

Lender	Revolving Credit Loan Commitments	Declining Revolving Credit Loan Commitment	Lender's Total Commitment
First National Bank of Omaha	$15,000,000	$5,000,000	$20,000,000.00